Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (Nos. 333-156012, 333-143493, 333-117248, 333-17773, 333-266600 and 333-280345) on Form S-8 of Gray Media, Inc. of our report dated June 25, 2026, relating to our audits of the financial statements and supplemental schedule of the Gray Media 401(k) Savings Plan, which appears in this Annual Report on Form 11-K of the Gray Media 401(k) Savings Plan for the year ended December 31, 2025.

/s/ Warren Averett LLC

Atlanta, Georgia

June 25, 2026

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